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                                                                    EXHIBIT 10.2

November 1, 2000


IRT Property Company
200 Galleria Parkway, Suite 400
Atlanta, Georgia 30339
Attention: James G. Levy
Telecopier number: 770-988-8773
Confirmation number: 770-955-4406

         Re: Modification of Financial Covenants of Revolving Loan Credit Agreement dated as of November 1, 1999 (the "Stand Alone Credit Agreement") between IRT Property Company (the "Borrower") and Wachovia Bank, N.A. (the "Bank") pursuant to that certain $100,000,000 First Amended and Restated Credit Agreement dated as of even date herewith, among the Borrower, the Banks parties thereto, Wachovia Bank, N.A., as Administrative Agent and First Union National Bank, as Syndication Agent (as amended and supplemented from time to time, the "Syndicated Credit Agreement")

Dear Jay:

                  This letter documents the agreement of the Borrower and the Bank that, notwithstanding anything to the contrary contained in the Stand Alone Credit Agreement, (i) the financial covenants and related definitions contained in the Syndicated Credit Agreement shall be incorporated in and be a part of the covenants in the Stand Alone Credit Agreement as fully as if expressly set forth in the Stand Alone Credit Agreement, (ii) if and to the extent any financial covenants contained in the Syndicated Credit Agreement hereafter are amended, or any new financial covenants are added, such financial covenants as so amended or added likewise shall automatically be incorporated in the Stand Alone Credit Agreement without further action on the part of the Borrower or the Bank, (iii) any financial covenants now expressly contained in the Stand Alone Credit Agreement are terminated and shall have no further force or effect, (iv) so long as a Compliance Certificate is being timely furnished to the Bank pursuant to the Syndicated Credit Agreement, no Compliance Certificate need be furnished to the Bank pursuant to the Stand Alone Credit Agreement and (v) if the Syndicated Credit Agreement is terminated, but the Stand Alone Credit Agreement is not terminated, the Stand Alone Credit Agreement shall be amended to expressly set forth therein the financial covenants and related definitions contained in the Syndicated Credit Agreement immediately prior to its termination.

                  These modifications become effective as of November 1, 2000. All other terms and conditions of the Loan Documents (as defined in the Stand Alone Credit Agreement) shall remain in full force and effect.

                  Please acknowledge your acceptance of these modifications by signing below.
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                  This letter agreement may be executed in any number of
counterparts and by different parties hereto in separate counterparts and transmitted by facsimile to the other party, each of which when so executed and delivered by facsimile shall be deemed to be an original and both of which counterparts, taken together, shall constitute but one and the same instrument.

                                    Very truly yours,

                                    WACHOVIA BANK, N.A.



                                    By:
                                       ----------------------------------------
                                             Title:


Accepted and Agreed to as of November 1, 2000

IRT PROPERTY COMPANY



By: /s/ James G. Levy
    ------------------------------------
    Title: Executive Vice President and
           Chief Financial Officer


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